Exhibit 99.1

FINANCIAL STATEMENTS

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

December 31, 2012

With Report of Independent Auditors

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Financial Statements

Year Ended December 31, 2012

Report of Independent Auditors

The Members

St. Charles Hotel Investors, LLC:

We have audited the accompanying financial statements of St. Charles Hotel Investors, LLC, a Louisiana Limited Liability Company (the “Company”), which comprise the balance sheet as of December 31, 2012, and the related statements of income, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Charles Hotel Investors, LLC at December 31, 2012, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California
July 15, 2013

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Balance Sheet

As of December 31, 2012

(In thousands)

Assets
Current assets:
Cash and cash equivalents	$1,612
Restricted cash	420
Accounts receivable	568
Prepaid expenses	72
Total current assets	2,672
Investment in hotel property, net	31,380
Other assets, net	53

Total assets	$34,105

Liabilities and members’ equity
Current liabilities:
Accounts payable and accrued expenses	570
Accrued payroll and employee benefits	81
Other current liabilities	598
Current portion of note payable	30,500
Total current liabilities	31,749

Commitments and contingencies (Note 5)	—

Members’ equity:
Members’ capital, net	1,775
Retained earnings	581

Total members’ equity	2,356
Total liabilities and members’ equity	$34,105

See accompanying notes.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Statement of Income

For the Year Ended December 31, 2012

(In thousands)

Revenues
Room	$11,330
Food and beverage	172
Other operating	765
Total revenues	12,267

Operating expenses
Room	2,472
Food and beverage	109
Other operating	162
Advertising and promotion	911
Repairs and maintenance	880
Utilities	573
Franchise costs	1,020
Property tax, ground lease and insurance	225
Property general and administrative	1,290
Depreciation and amortization	1,445
Total operating expenses	9,087

Operating income	3,180

Interest and other income	1
Interest expense	(1,065)
Net income	$2,116

See accompanying notes.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Statement of Members’ Equity

For the Year Ended December 31, 2012

(In thousands)

	Members’ Capital	Retained Earnings (Deficit)	Total
Balance at December 31, 2011 (unaudited)	$5,009	$(1,535)	$3,474

Distributions	(3,234)	—	(3,234)
Net income	—	2,116	2,116
Balance at December 31, 2012	$1,775	$581	$2,356

See accompanying notes.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Statement of Cash Flows

For the Year Ended December 31, 2012

(In thousands)

Cash flows from operating activities
Net income	$2,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,439
Amortization of franchise fees	6
Amortization of deferred financing fees	53
Changes in operating assets and liabilities:
Accounts receivable	(226)
Prepaid expenses and other assets	3
Accounts payable and other liabilities	189
Accrued payroll and employee benefits	87
Net cash provided by operating activities	3,667

Cash flows from investing activities
Restricted cash — replacement reserve	186
Renovations and additions to hotel property	(155)
Net cash provided by investing activities	31

Cash flows from financing activities
Distributions paid	(3,234)
Net cash used in financing activities	(3,234)

Net increase in cash and cash equivalents	464
Cash and cash equivalents, beginning of period	1,148

Cash and cash equivalents, end of period	1,612

Supplemental disclosures of cash flow information
Cash paid for interest	$1,026

See accompanying notes.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Notes to Financial Statements

December 31, 2012

1. Organization and Business

St. Charles Hotel Investors, LLC (the “Company”), a Louisiana Limited Liability Company, was organized on March 10, 2006, to acquire, own, develop, finance, operate and manage a 250-room hotel building in New Orleans, Louisiana, commonly known as the Hilton New Orleans St. Charles Avenue (the “Hotel”). As of December 31, 2012, the Company’s ownership is comprised of KEG Trust, John S. Turner, Jr., and Ironwood Partners, Ltd, who each own 25.0% of the Company, International Bancshares Corporation, which owns 20.0% of the Company, and Eric Arender, Hilda Froelke, Bobby Mancil, Tim Horton and Calvin Braxton, who each own 1.0% of the Company (collectively, the “Members”). The manager of the Company, who is not a member, is SCHP, LLC as defined in the Operating Agreement of the Company.

On February 28, 2006, the Company entered into a management agreement with Dimension Development Company, Inc. (“Dimension”) to operate and manage the Hotel. Several members of Dimension’s management team either directly or indirectly own a portion of St. Charles Hotel Investors, LLC, including the Chief Executive Officer (Sam Friedman), the President and General Counsel (Greg Friedman), the Chief Financial Officer and Controller (Bobby Mancil), the Vice President of Operations (Tim Horton), General Manager and Corporate Trainer (Hilda Froelke) and Vice President of Construction (Eric Arender).

Profits, losses, and cash distributions are allocated to the Members in accordance with their percentage interests.

The Company has evaluated subsequent events through July 15, 2013, the date these financial statements were available to be issued.

2. Summary of Significant Accounting Policies

The following is a summary of the Company’s significant accounting policies:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand in various bank accounts plus short term investments with an original maturity of three months or less.

Restricted Cash

Restricted cash is comprised of reserve accounts for capital replacements. These restricted funds are subject to supervision and disbursement approval by the Company’s lender.

Accounts Receivable

Accounts receivable primarily represents receivables from hotel guests who occupy hotel rooms and utilize hotel services. The Company maintains an allowance for doubtful accounts for estimated losses on uncollectible accounts receivable, if necessary. As of December 31, 2012, there was no allowance for doubtful accounts as all amounts were deemed to be collectible.

Investment in Hotel Property

Investment in hotel property, net is stated at cost less accumulated depreciation. Replacements and improvements and capital leases are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from five to 39 years for building and improvements, and seven to 10 years for furniture, fixtures, and equipment.

The Company’s investment in hotel property, net includes initial franchise fees, which are recorded at cost and amortized using the straightline method over the 15-year life of the franchise agreement. All other franchise fees that are based on the Hotel’s results of operations are expensed as incurred.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company reviews the carrying value of its property for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, given that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of are written down to the lower of carrying value or fair value less estimated costs to sell. During 2012, no impairment adjustments were recorded as a result of this review process.

Deferred Costs

Deferred financing fees consist of loan fees and other financing costs related to the Company’s outstanding indebtedness and are amortized to interest expense over the term of the related debt. Upon repayment or refinancing of the underlying debt, any related unamortized deferred financing fee is charged to interest expense.

During 2012, the Company did not incur or pay any deferred financing costs. Amortization of deferred financing fees totaled $0.1 million for the year ended December 31, 2012, and is included in interest expense.

Advertising and Promotion Costs

Advertising and promotion costs are expensed when incurred. Advertising and promotion costs represent the expense for advertising and reservation systems under the terms of the hotel’s franchise agreement and general and administrative expenses that are directly attributable to advertising and promotions.

Revenue Recognition

Room revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room. Food and beverage revenue is recognized when catering services provided by the hotel are completed. Other operating revenue consists of revenue derived from incidental hotel services such as telephone, parking, entertainment and other guest services, along with sublease revenue relating to the restaurant. Revenue from the hotel is recognized when the services are delivered. Revenues are recorded net of related statutory taxes.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

Federal and state taxes on income are the responsibility of the Members individually; accordingly, no provision for such taxes has been made in the accompanying financial statements.

Accounting Standards Codification (“ASC”) 740, Income Taxes, requires the impact of a tax position to be recognized in the financial statements if the position is more likely than not to be sustained by the taxing authority. Tax positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current year.

Management has determined that the Company does not have any uncertain tax positions as all income is taxed to the members. Management of the Company is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which includes federal and certain states. There are currently no examinations in process. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken, or expected to be taken, in future tax returns.

3. Investment in Hotel Property

Investment in hotel property, net as of December 31, 2012 consisted of the following (in thousands):

Land	$3,755
Building and improvements	30,616
Furniture and equipment	4,428
Franchise fees	85
38,884
Accumulated depreciation and amortization	(7,504)
$31,380

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Notes to Financial Statements (continued)

4. Notes Payable

Notes payable at December 31, 2012 consisted of the following (in thousands):

Senior note	$24,400
Subordinate note	6,100
30,500
Less: current portion	(30,500)
$—

In April 2006, the Company entered into a new construction loan agreement for up to $22.8 million (the “original mortgage”) secured by the Hotel. The original mortgage was scheduled to mature in April 2011, and bore interest at a floating rate of New York prime minus 0.5%, with a 6.0% floor. The proceeds from the original mortgage were used to repair the damage to the Hotel caused by Hurricane Katrina and to convert the Hotel from an independent hotel to a Hilton hotel. In December 2006, the Company refinanced the original mortgage into two separate mortgages, including a senior note for $24.4 million and a subordinate note for $6.1 million. The senior note requires payments of interest only, and bears a blended interest rate of 1-month LIBOR plus 285 basis points. The subordinate note also requires payments of interest only, but bears a fixed rate of 4.0%. Both of the notes were scheduled to mature in January 2014, but were either repaid or released in conjunction with the sale of the Hotel in May 2013 to Sunstone Hotel Investors, Inc. Both of the notes were secured by the Hotel, as well as guarantees by certain Company members.

5. Commitments and Contingencies

In February 2006, the Company entered into a management agreement with Dimension to manage the Hotel. The agreement expires in May 2013, but will automatically renew for successive two year periods unless either party gives the other written notice of its intention not to renew the agreement within 120 days prior to the expiration date. The agreement requires the Company to pay 4.0% of the Hotel’s gross revenue as a management fee. During 2012, the Company incurred $0.5 million in management fees related to its management agreement with Dimension, which is included in property general and administrative expense on the Company’s 2012 statement of income.

St. Charles Hotel Investors, LLC
(Louisiana Limited Liability Company)

Notes to Financial Statements (continued)

5. Commitments and Contingencies (continued)

In April 2006, the Company entered into a franchise agreement with Hilton Hotels Corporation (“Hilton”). The franchise agreement expires in May 2022, and requires the Company to, among other things, pay monthly fees that are calculated based on specified percentages of the Hotel’s gross room revenue. The franchise agreement contains specific standards for, and restrictions and limitations on, the operation and maintenance of the Hotel which are established by Hilton to maintain uniformity in the Hilton system. Such standards generally regulate the appearance of the Hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with such standards may from time to time require the Company to make significant expenditures for capital improvements.

Total franchise fees incurred by the Company during the year ended December 31, 2012 were as follows (in thousands):

Advertising, reservation and brand development fees	$454
Royalty fee	566
$1,020

The Hotel’s location in New Orleans exposes the Company’s business to economic and seasonal conditions, competition and real and personal property tax rates unique to Louisiana.

From time to time, the Company may be involved as a party in various legal proceedings. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities related to these matters. As of the date of the financial statements, there were no threatened or pending legal matters of which management is aware which would, in the opinion of management and legal counsel, have a material impact on the Company’s results of operations, financial position or cash flows.

6. Subsequent Events

On May 1, 2013, the Company sold the Hotel to Sunstone Hotel Investors, Inc., a publicly traded company for a gross purchase price of $59.35 million. In conjunction with this sale, the Company either repaid or released both of its notes secured by the Hotel totaling $30.5 million.